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EXHIBIT 11
                       THE LIMITED, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (Thousands except per share amounts)

                                                               Quarter Ended
                                                    -------------------------------------
                                                    January 28, 1995     January 29, 1994
                                                    ----------------     ----------------
Net Income                                               $ 256,745          $ 196,327
                                                         =========          =========
Common Shares outstanding:

         Weighted average                                  379,454            379,454

         Dilutive effect of stock options                      640                617

         Weighted average treasury shares                  (21,769)           (18,920)
                                                         ---------          ---------
         Weighted average used to calculate

                net income per share                       358,325            361,151
                                                         =========          =========

Net Income per share                                     $    0.72          $    0.54
                                                         =========          =========


                                                                Year Ended
                                                    -------------------------------------
                                                    January 28, 1995     January 29, 1994
                                                    ----------------     ----------------
Net Income                                               $ 448,343          $ 390,999
                                                         =========          =========
Common Shares outstanding:

         Weighted average                                  379,454            379,454

         Dilutive effect of stock options                      649                957

         Weighted average treasury shares                  (21,502)           (17,177)
                                                          ---------          ---------
         Weighted average used to calculate

                net income per share                       358,601            363,234
                                                          =========          =========

Net Income per share                                     $    1.25          $    1.08
                                                         ==========          =========
